FORM 10f-3    FUND:  PaineWebber Master Series-Balanced Fund

Record of Securities Purchased Under the Fund's Rule 10f-3 Procedures

1.   Issuer:  Monterey Resources

2.   Date of Purchase:  11/13/96    3.  Date offering commenced:  11/13/96

4.   Underwriters from whom purchased:  Goldman Sachs

5.   "Affiliated Underwriter" managing or participating in syndicate:

     Paine Webber

6.   Aggregate principal amount of purchase:  $72,500

7.   Aggregate principal amount of offering:  $118,175,000

8.   Purchase price (net of fees and expenses):  14.5

9.   Initial public offering price:  14.5

10.  Commission, spread or profit:    %    $0.58

11.  Have the following conditions been satisfied?
                                                                YES      NO

a.   The securities are part of an issue registered under the
Securities Act of 1933 which is being offered to the public
or are "municipal securities" as defined in Section 3(a)(29)
of the Securities Exchange Act   of 1934.                        Y

b.   The securities were purchased  prior to the end of the
end first full  business day of  the offering  at  not more
than the initial offering price (or, if a  rights  offering, the securities were purchased on or before the  fourth day
preceding the  day  on which the offering terminated.            Y

c.   The underwriting was a firm commitment underwriting.        Y

d.   The commission, spread or profit was reasonable and
fair in relation to that being received by others for
underwriting similar securities during the same period.          Y

e.   (1)  If securities are registered under the Securities
Act of 1933, the issuer of the securities and its
predecessor have been in continuous operation for not less
than three years.                                                Y

(2)   If securities are municipal  securities,  the issue of
securities has received an  investment grade rating from  a
nationally recognized statistical  rating organization or,
if the  issuer or entity supplying the revenues from which
the issue  is to be paid shall have been in continuous
operation for less than  three years (including any
predecessor), the issue has  received one of the three
highest ratings from at least one such rating organization.      N/A

f.   The amount of such securities purchased by all of the
investment companies advised by Mitchell Hutchins did not
exceed 4% of the principal amount of the offering or $500,000 in principal amount, whichever is greater, provided that in
no event did such amount exceed 10% of the principal amount
of the offering.                                                 Y

g.   The purchase price was less than 3% of the Fund's total
assets.                                                          Y

h.   No Affiliated Underwriter was a direct or indirect
participant in or beneficiary of the sale or, with respect to municipal securities, no purchases were designated as group
sales or otherwise allocated to the account of any Affiliated
Underwriter.                                                     Y

Approved:  Mark Tincher       Date:  11/17/96


FORM 10f-3     FUND:  PaineWebber Master Series-Balanced Fund

Record of Securities Purchased Under the Fund's Rule 10f-3 Procedures

1.   Issuer:  Texas Gas

2.   Date of Purchase:  7/22/96    3.  Date offering commenced:  7/22/96

4.   Underwriters from whom purchased:  Merrill Lynch

5.   "Affiliated Underwriter" managing or participating in syndicate:

     Paine Webber

6.   Aggregate principal amount of purchase:  $525,000

7.   Aggregate principal amount of offering:  $108,500,000

8.   Purchase price (net of fees and expenses):  $35

9.   Initial public offering price:  $35

10.  Commission, spread or profit:    %    $0.83


11.  Have the following conditions been satisfied?
                                                                YES     NO

a.   The securities are part of an issue registered under
the Securities Act of 1933 which is being offered to the
public or are "municipal securities" as defined in Section
3(a)(29) of the Securities Exchange Act of 1934.                 Y

b.   The securities were purchased  prior to the end of
the end first full  business day of  the offering at not
more than the initial offering price (or, if a rights
offering, the securities were purchased on or before
the fourth day preceding the  day  on which the offering
terminated.                                                      Y

c.   The underwriting was a firm commitment underwriting.        Y

d.   The commission, spread or profit was reasonable and
fair in relation to that being received by others for
underwriting similar securities during the same period.          Y

e.   (1)  If securities are registered under the Securities
Act of 1933, the issuer of the securities and its
predecessor have been in continuous operation for not less
than three years.                                                Y

(2)   If securities are municipal  securities, the issue of
securities has received an  investment grade rating from a
nationally recognized statistical  rating organization or,
if the issuer or entity supplying the revenues from which
the issue  is to be paid shall have been in continuous
operation for less than  three years (including any
predecessor), the issue has  received one of the three
highest ratings from at least one such rating organization.      N/A

f.   The amount of such securities purchased by all of the
investment companies advised by Mitchell Hutchins did not
exceed 4% of the principal amount of the offering or $500,000 in principal amount, whichever is greater, provided that in
no event did such amount exceed 10% of the principal amount
of the offering.                                                 Y

g.   The purchase price was less than 3% of the Fund's total
assets.                                                          Y

h.   No Affiliated Underwriter was a direct or indirect
participant in or beneficiary of the sale or, with respect
to municipal securities, no purchases were designated as
group sales or otherwise allocated to the account of any
Affiliated Underwriter.                                          Y

Approved:  Mark Tincher       Date:  8/27/96

FORM 10f-3     FUND:  PaineWebber Master Series-Balanced Fund

Record of Securities Purchased Under the Fund's Rule 10f-3 Procedures

1.   Issuer:  Travelers/Aetna TAP

2.   Date of Purchase:  4/22/96     3.  Date offering commenced:  4/22/96

4.   Underwriters from whom purchased:  Smith Barney

5.   "Affiliated Underwriter" managing or participating in syndicate:
      Paine Webber

6.   Aggregate principal amount of purchase:  $100,000

7.   Aggregate principal amount of offering:  $875,000,000

8.   Purchase price (net of fees and expenses):  25

9.   Initial public offering price:  25

10.  Commission, spread or profit:     %    $0.71

11.  Have the following conditions been satisfied?              YES    NO

a.   The securities are part of an issue registered under
the Securities Act of 1933 which is being offered to
the public or are "municipal securities" as defined in
Section 3(a)(29) of the Securities Exchange Act of
1934.                                                            Y

b.   The securities were purchased  prior to the end of the
first full business day of the offering at not
more than the initial  offering price or, if a rights
offering, the securities were  purchased on or
before the  fourth day preceding the  day  on which
the offering terminated.                                         Y

c.   The underwriting was a firm commitment underwriting.        Y

d.   The commission, spread or profit was reasonable
and fair in relation to that being received by others for
underwriting similar securities during the same
period.                                                          Y

e.   (1)  If securities are registered under the Securities
Act of 1933, the issuer of the securities and its
predecessor have been in continuous operation for
not less than three years.                                       Y

(2)   If securities are municipal  securities,  the issue
of securities has received an  investment grade rating
from  a nationally recognized statistical  rating
organization or, if the  issuer or entity supplying the
revenues from which the issue  is to be paid shall
have been in  continuous operation for less than
three years (including any predecessor), the issue
has received one of the three highest ratings from at
least one such rating organization.                            N/A

f.   The amount of such securities purchased by all of
the investment companies advised by Mitchell
Hutchins did not exceed 4% of the principal amount
of the offering or $500,000 in principal amount,
whichever is greater, provided that in no event did
such amount exceed 10% of the principal amount of
the offering.                                                    Y

g.   The purchase price was less than 3% of the Fund's
total assets.                                                    Y

h.   No Affiliated Underwriter was a direct or indirect
participant in or beneficiary of the sale or, with
respect to municipal securities, no purchases were
designated as group sales or otherwise allocated to
the account of any Affiliated Underwriter.                       Y

Approved:  Mark Tincher       Date:  4/29/96